Indoor Harvest Corp. 8-K

Exhibit 99.1

Indoor Harvest Supports Actions by Justice Department

HOUSTON, TX – (Globe Newswire) – January 4, 2018 – Indoor Harvest Corp. (OTCQB: INQD), a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry, provides comments on recent news that Attorney General Jeff Sessions intends to end Obama era policies regarding enforcement of cannabis.

On August 29, 2013, the U.S. Department of Justice (“DOJ”) issued a memorandum (“Cole Memo”) providing that where states and local governments enact laws authorizing cannabis-related use, and implement strong and effective regulatory and enforcement systems, the federal government will rely upon states and local enforcement agencies to address cannabis activity through the enforcement of their own state and local narcotics laws. It is expected that Attorney General Jeff Sessions and the DOJ will suspend the Cole Memo later today.

While the Cole Memo has allowed cannabis business to flourish in the U.S., it was only a temporary solution. The actions by the DOJ we believe will put more pressure on Congress to enact legislation that will resolve the current conflict between State and Federal law. In September, the Marijuana Effective Drug Study Act of 2017 (MEDS Act) was introduced by Sen. Hatch, a Republican from Utah, which we believe if passed would have a positive impact on the Company’s business plans and efforts.

Today, 29 states, the District of Columbia and Guam allow their citizens to use medical cannabis through de-criminalization. Voters in the States of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, and Washington have legalized cannabis for adult recreational use. The Company believes this move, while temporarily disrupting the markets and shaking investor confidence, is ultimately the right move to make. Currently there is overwhelming public support for some form of cannabis legalization for medical use.

While it is yet to be seen whether these actions will impede the Company’s immediate business plans, the Company’s primary business goal is to use the technology, science and relationships developed by the Company to become a registered producer of cannabis under the Controlled Substance Act pursuant to the policy statement issued under Federal Register Vol. 81 and subsection 823(a)(1) of the Controlled Substance Act, thus the Company’s primary business efforts are to follow federal law. The timing and acceptance of any such registration remain to be seen.

About Indoor Harvest Corp

Indoor Harvest Corp (OTCQB: INQD), through its brand name Indoor Harvest®, is a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the federal Controlled Substance Act (“CSA”) of pharmaceutical grade Cannabis for research by third parties developing targeted treatment for specific medical symptoms. Visit our website at http://www.indoorharvest.com for more information about our Company.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Indoor Harvest Corp

Chad Sykes, Chief of Cultivation

R&D Manager

(713) 410-7903

ccsykes@indoorharvest.com